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                                                                   EXHIBIT 3.129

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 08/31/2000
                                                         001444209 - 3282772

                                STATE OF DELAWARE
                       STATEMENT OF PARTNERSHIP EXISTENCE
                                       OF
                        PEABODY NATURAL RESOURCES COMPANY

1.       The name of the partnership is Peabody Natural Resources Company.

2. The address of its registered agent in the State of Delaware is 1209 Orange Street in the city of Wilmington. - The name of the registered agent is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Statement of Partnership of Peabody Natural Resource Company this 15th day of August. 2000 A.D.

Gold Fields Mining Corporation                        Peabody America, Inc.

/s/ J.L.Klinger                                       /s/ Steven F. Schaab
---------------                                       --------------------
J.L. Klinger                                          S.F.Schaab
Vice President & Assistant Secretary                  Vice President & Treasurer